UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 8, 2006

_________________

RENTRAK CORPORATION
(Exact name of registrant as specified in charter)

Oregon
(State or other jurisdiction of incorporation)

0-1519	93-0780536
(Commission File Number)	(IRS Employer Identification No.)

One Airport Center 7700 N.E. Ambassador Place Portland, Oregon	97220
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(503) 284-7581

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On March 8, 2006, Rentrak Corporation (“Rentrak”) entered into an employment agreement dated as of January 1, 2006, with Marty G. Graham as President and General Manager of Rentrak’s Pay Per Transaction (“PPT”) Division.

General Terms

The agreement provides for:

•	A term expiring December 31, 2006.

•	An annual base salary of $250,000, beginning January 1, 2006.

•	Opportunities to receive annual bonus compensation based on net income for the PPT Division and satisfaction of predetermined performance criteria approved by Rentrak’s Compensation Committee.

•	Receipt of awards under Rentrak’s 2005 Stock Incentive Plan as determined in the discretion of the Compensation Committee.

•	Severance payments as described below.

Severance During Term of Agreement

If Mr. Graham dies or becomes disabled during the term of the agreement, he or his estate will be entitled to accrued base salary and other employee benefits through the date of termination of employment. If Mr. Graham’s employment is terminated during the term of the agreement and before a change in control of Rentrak occurs, by Rentrak without cause or by Mr. Graham for good reason, in addition to the benefits payable as described in the preceding sentence, he will be entitled to continuation of medical benefits and severance payments equal to his monthly base salary during a severance period of  (a) six months, (b) three months for each full four years of continuous service, or (c) the remaining term of the agreement, whichever is greatest. If Mr. Graham’s employment is terminated during the term of the agreement and after a change in control of Rentrak occurs, either without cause or for good reason, he will be entitled to continuation of medical benefits and a lump sum payment equal to two times his then-current annual base salary and average annual bonus amount, subject to reduction if his resulting after-tax benefit would be larger due to the effect of the excise tax on excess parachute payments. No severance benefits are payable if Mr. Graham’s employment is terminated by Rentrak for cause or voluntarily by Mr. Graham other than for good reason. The terms “cause,” “good reason,” and “change in control” are defined in the agreement.

Severance After Term of Agreement

The agreement also provides for continuation of medical benefits and for severance payments in the event Mr. Graham’s employment is terminated by Rentrak without cause, or by Mr. Graham with good reason, after expiration of the term. The total amount of the severance payments will equal his monthly base salary then in effect times the greater of (a) six months or (b) three months for each full four years of continuous service.

The above summary description of the employment agreement is qualified in its entirety by the full text of the agreement, a copy of which is filed as Exhibit 10.1 to this report and incorporated by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c)     Exhibits:

The following exhibit is filed with this Form 8-K:

10.1	Employment Agreement between Rentrak Corporation and Marty Graham dated as of January 1, 2006.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RENTRAK CORPORATION
Dated: March 14, 2006	By: /s/ Mark L. Thoenes
Mark L. Thoenes Senior Vice President and Chief Financial Officer